UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 27, 2018

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Stephen L. Green as Executive Chairman

On April 27, 2018, Stephen L. Green informed the Board of Directors of SL Green Realty Corp. (the “Company”) that he will retire as Executive Chairman effective January 17, 2019. Following his retirement, Mr. Green will no longer be an employee of the Company and will transition into the role of Chairman Emeritus. Mr. Green and the Company intend for Mr. Green to continue to serve as a director of the Company.

Extension of Marc Holliday as Chief Executive Officer and Chairman

On April 30, 2018, Marc Holliday and the Company agreed to extend Mr. Holliday’s term as Chief Executive Officer for an additional three years through January 17, 2022. In addition, Mr. Holliday will assume the role of Chairman upon Mr. Green’s transition into the role of Chairman Emeritus in January 2019. Mr. Holliday’s current employment agreement will remain in effect until the effective date of the new employment agreement on January 18, 2019. In connection with the new agreement, Mr. Holliday also consented to a reduction in base salary under his current agreement from $1,350,000 per year to $1,250,000 per year (retroactive to January 18, 2018) pursuant to a letter agreement, dated as of April 30, 2018, between Mr. Holliday and the Company.

The following summarizes the material terms of the new agreement entered into by the Company and Mr. Holliday in connection with this extension:

Term:

Three years (1/18/19 — 1/17/22), with automatic renewals for successive one-year periods unless either party provides prior written notice of non-renewal. In the event that a Change-in-Control occurs within 18 months prior to the scheduled expiration of the term, Mr. Holliday may extend the term until the date that is 18 months after the Change-in-Control.

Base Salary:	$1,250,000 per year.

Formulaic Annual Cash Bonus:	Opportunity to earn 50-300% of base salary upon the achievement of specific goals established in advance by the Compensation Committee.

Annual Time-Based Awards:

Beginning in January 2020, Mr. Holliday will be eligible to receive an annual award of time-based LTIP units based on the Company’s performance during the prior year, with one-third of each award vesting on January 1st of each of the first three years following such award. The value of the award each year will be determined by the Compensation Committee based on its evaluation of Mr. Holliday’s performance during the prior year, provided that the amount for target performance will not be less than $4,500,000. Each award will provide for full acceleration upon a termination of Mr. Holliday’s employment without Cause or for Good Reason, whether during or after the term of the employment agreement, or upon Mr. Holliday’s resignation following expiration of the term.

Annual Performance-Based Awards:

Beginning in January 2019, Mr. Holliday will receive an annual award of performance-based LTIP units with a target value of $7,500,000.

As set forth below, earning of the performance-based LTIP units will be based one-half on operating performance over a one-year period (as modified by absolute TSR over a three-year period) and one-half on relative TSR performance over a three-year period (with linear interpolation applying between levels):

Operating Performance over 1 Year (50% of Award)*

Performance Level	Threshold	Target	Maximum
Percentage Earned	50%	100%	200%

Relative TSR over 3 Years (50% of Award)

Performance Level	Threshold	Target	Maximum
Percentage Earned	50%	100%	225%

* Amount earned to be modified up or down by up to 12.5% of the amount otherwise earned based on absolute TSR over three years.

The specific hurdles will be determined by the Compensation Committee at the time of each award; provided that the absolute TSR modifier and relative TSR hurdles for the 2019 award are specified in the agreement.

Each award will provide that the LTIP units will remain outstanding following a termination of Mr. Holliday’s employment without Cause or for Good Reason, whether during or after the term of the employment agreement, or following Mr. Holliday’s resignation following expiration of the term. In addition, upon any termination for Good Reason or without Cause (including as a result of non-renewal by the Company) prior to the conclusion of a performance period, operating performance (but not relative performance) will be deemed to have been achieved at maximum, subject to the absolute TSR modifier, which will continue to apply in accordance with its terms.

In connection with a Change-in-Control prior the conclusion of any performance period, operating performance will be deemed to have been achieved at target performance and absolute and relative TSR performance will be determined based on actual, annualized performance through the date of the Change-in-Control.

Severance Benefits:

If Mr. Holliday’s employment is terminated by the Company without Cause (including upon non-renewal of the term by the Company) or by Mr. Holliday for Good Reason during the term, Mr. Holliday will be entitled to the following payments or benefits:

	Termination Without Change-in-Control	Termination in Connection with Change-in- Control

•  2x the sum of base salary, formulaic bonus (assuming all criteria were achieved at maximum) and target value of annual time-based equity award (or 1x in the case of non-renewal of the term)

•  Pro-rata bonus and pro-rata portion of target value of annual time-based award for partial year

•  Acceleration of all unvested equity awards (other than performance-based awards, which are governed by the terms described above)

•  24 months of benefit continuation payments (including life insurance)

•  3x the sum of base salary, average annual bonus for prior two years and target value of annual time-based award

•  Pro-rata bonus and pro-rata portion of target value of annual time-based award for partial year

•  Acceleration of all unvested equity awards (other than performance-based awards, which are governed by the terms described above)

•  36 months of benefit continuation payments (including life insurance)

Restrictive Covenants:

Mr. Holliday will not compete with the Company while employed (including after the end of the term of employment if employment continues) and until 12 months after termination of employment during the term (or 6 months after a termination in connection with or within 18 months after a Change-in-Control or a termination of employment upon or after the expiration of the term of employment). Mr. Holliday has also agreed to non-solicitation, non-disparagement and non-interference covenants.

In the event of a Change-in-Control, the employment agreement also provides for Mr. Holliday to receive a prorated cash bonus based on Mr. Holliday’s average annual bonus for prior two years and the target value of his annual time-based equity award, which will offset any prorated bonus that Mr. Holliday would be entitled to receive upon termination in connection with the Change-in-Control, and, to the extent Mr. Holliday remains employed following the Change-in-Control and unless otherwise agreed, for cash compensation for future periods equal to Mr. Holliday’s cash bonus for the prior year and target amounts for all other cash and equity compensation in lieu of the compensation otherwise provided. The employment agreement also requires the Company to maintain a life insurance policy for the benefit of Mr. Holliday’s beneficiaries in the face amount of $10 million and provides for certain payments and benefits if Mr. Holliday’s employment is terminated due to death or disability, although any payments or benefits due in connection with a termination due to death will be offset by the proceeds of the life insurance that the Company is required to maintain pursuant to the agreement.

The terms Cause, Good Reason and Change-in-Control, as used above, are specifically defined in Mr. Holliday’s new employment agreement.  The discussion above is qualified in its entirety by reference to the copies of the employment agreement by and between the Company and Mr. Holliday and the letter agreement by and between the Company and Mr. Holliday, which are being filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Amended and Restated Employment and Noncompetition Agreement, dated as of April 30, 2018, by and between SL Green Realty Corp. and Marc Holliday.
10.2	Letter Agreement, dated as of April 30, 2018, by and between SL Green Realty Corp. and Marc Holliday.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Date: May 3, 2018